DOUBLELINE FUNDS TRUST
DOUBLELINE OPPORTUNISTIC CREDIT FUND
DOUBLELINE INCOME SOLUTIONS FUND
DOUBLELINE YIELD OPPORTUNITIES FUND
DOUBLELINE SHILLER CAPE® ENHANCED INCOME FUND
DOUBLELINE ETF TRUST

SUPPLEMENTAL CODE OF ETHICS
FOR
PRINCIPAL EXECUTIVE, FINANCIAL AND ACCOUNTING OFFICERS

This Supplemental Code of Ethics (the “Code”) has been adopted by the applicable Board of Trustees (each a “Board” and collectively the “Boards”) of the DoubleLine Funds Trust
(“DFT”), the DoubleLine ETF Trust (“DET”), the DoubleLine Opportunistic Credit Fund
(“DBL”), the DoubleLine Income Solutions Fund (“DSL”), the DoubleLine Yield Opportunities
Fund (“DLY”) and the DoubleLine Shiller CAPE® Enhanced Income Fund (“DUB”) (each, the “Trust” and together the “Trusts”) so that each principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions on behalf of the Trusts (collectively, the “Officers”), regardless of whether such persons are employed by the Trusts, or a third party, will be guided and reminded of their responsibilities to the Trusts, other officers, shareholders of DET, DBL, DSL, DLY, DUB or of the various series of the Trust (each a “Fund” and collectively with DET, DBL, DSL, DLY and DUB, the “Funds”), and governmental authorities. Officers are required to act in accordance with the guidance and standards set forth in this Code. Officers covered by this Code are listed in Appendix A.

This Code is intended to serve as the code of ethics described in Section 406 of the Sarbanes-Oxley Act of 2002 and Form N-CSR. To the extent that an Officer is subject to a Trust’s, code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Rule 17j-1 Code”), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, a Trust’s governing instruments and by-laws, as amended, and all other governance and disclosure policies and documents adopted by such Trust’s Board. All Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Officers are expected to use their best judgment about any particular course of action and to seek guidance as needed.

The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and that promote:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely, and understandable disclosure in reports and documents that a Trust files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications by a Trust;

•

compliance with applicable governmental laws, rules and regulations;
•

the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

•

accountability for adherence to the Code.

1.

HONEST AND ETHICAL CONDUCT

a.

Honesty, Diligence and Professional Responsibility

Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Officers must perform their duties and responsibilities for each Trust:

•

with honesty, diligence, and a commitment to professional and ethical responsibility;

•

carefully, thoroughly and in a timely manner; and
•

in conformity with applicable professional and technical standards.
Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

b.

Objectivity / Avoidance of Undisclosed Conflicts of Interest

In the performance of their duties and responsibilities for a Trust, Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of persons other than a Trust.

Officers should be sensitive to the possibility of conflicts of interest, whether real or apparent, and are required to disclose any actual or apparent conflicts of interest that reasonably could be expected to give rise to any violation of this Code or call into question the Officer’s objectivity. While it is impossible to describe all conflicts that may arise, a conflict should be considered to exist whenever an Officer participates, directly or indirectly, in any material investment, interest, association, activity or relationship that a reasonable observer would view as likely to impair the Officer’s objectivity. Disclosure of conflicts should be made to the Chief Compliance Officer or other appropriate senior executive or to a member of the Board. Officers that are unsure whether a particular fact pattern gives rise to a conflict of interest or whether a particular transaction or relationship is “material” should bring such matter to the attention of the Chief Compliance Officer.

c.

Preparation of Financial Statements

Officers must not knowingly make any misrepresentations regarding a Fund’s financial statements or any facts in the preparation of a Fund’s financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Fund’s financial statements. This section is intended to prohibit an officer from knowingly:

•

making, or permitting or directing another to make, materially false or misleading entries in a Fund’s financial statements or records;

•

failing to correct a Fund’s financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

•

signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of a Fund are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such Officer knows that such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

•

The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative or does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.

•

If the Officer concludes that (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, does not represent the use of an acceptable alternative or that it materially misrepresents the facts or result in an omission of a material fact, the Officer should follow the reporting procedures set forth in Section 4 of this Code.

d.

Obligations to the Independent Auditor of a Fund

In dealing with a Fund’s independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond fully to specific inquiries and requests by the Fund’s independent auditor.

Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead a Fund’s independent auditor in the performance of an audit of the Fund’s financial statements for the purpose of rendering such financial statements materially misleading.

2.

FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

It is each Trusts policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that each Trust files with, or submits to, the SEC and in any other public communications by each Trust. Each Trust has designed and implemented disclosure controls and procedures to carry out this policy.

Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that each Trust files with, or submits to, the SEC and in any other public communications by a Trust.

Officers must review each Trust’s disclosure controls and procedures to ensure they are aware of and carry out their duties and responsibilities in accordance therewith. Officers are responsible for monitoring the integrity and effectiveness of each Trust’s disclosure controls and procedures.

3.

COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of a Trust’s business. If an Officer is in doubt about the legality or propriety of an action, business practice or policy, the Officer should seek advice from the Officer’s supervisor or a Trust’s legal counsel.

In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that would serve to discredit a Trust.

Officers are expected to promote a Trust’s compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of a Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and a Trust generally.

4.

REPORTING OF VIOLATIONS OF THIS CODE

Officers should promptly report any conduct or actions by themselves or another Officer that do not comply or otherwise violate this Code. Officers and each Trust shall adhere to the following reporting procedures:

•

Any Officer who questions whether a situation, activity or practice violates this Code, or is otherwise required to be reported hereunder, must immediately report the same to the Audit Committee of the applicable Trust or to the applicable Trust’s legal counsel. The person receiving the report shall consider the matter and respond to the Officer within a reasonable time. The Principal Executive Officer (or equivalent) shall summarize all such reports for the Board each quarter, if any.

•

The member of the Audit Committee receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Officer within a reasonable time.

•

If, after receiving a response, the reporting Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Fund’s independent auditor. In this matter, the Officer may wish to consult with his or her own legal counsel.

•

The Audit Committee and a Trust will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.

•

If the Audit Committee determines that an Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, a Trust may take disciplinary action against any such Officer to the extent the Audit Committee deems appropriate.

•

The identity of any Officer who reports violations or suspected violations in good faith will be maintained in confidence, to the extent reasonable and subject to legal and regulatory requirements, and no retaliation shall be made against the individual making such report and, indeed, any retaliation for the reporting of a violation of this Code shall itself constitute a violation of this Code.

•

A Trust or the Audit Committee may report violations to the appropriate authorities if or as necessary.

5.

ACCOUNTABILITY AND APPLICABILITY

All Officers will be held accountable for adherence to this Code. Based upon its review of the matters reported to it, the Audit Committee will determine appropriate sanctions or other actions to take in respect of any violations of this Code. The Audit Committee may consider actions taken by DoubleLine in respect of Officers who are also employees of DoubleLine, choosing to accept such actions as the final sanction or impose additional sanctions as it deems necessary. This Code is applicable to all Officers, regardless of whether such persons are employed by a Trust or a third party. If an Officer is aware of a person (“Potential Officer”) who may be considered an Officer as defined by this Code, the Officer should inform legal counsel to a Trust of such Potential Officer However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6.

DISCLOSURE OF THIS CODE

This Code must be disclosed by a Trust in the manner prescribed by the SEC, which currently requires disclosure by at least one of the following methods:

•

by filing a copy of the Code with the SEC;
•

by posting the text of the Code on the Trusts’, website; or
•

by providing, without charge, a copy of the Code to any person upon request.

7.

WAIVERS

Any waiver from a provision of this Code, including an implicit waiver, may be made only by the applicable Board or a committee of such Board to which such responsibility has been delegated. Such Trust must disclose any grant of a waiver that constitutes a material departure from a provision of the Code. Such disclosure currently is required to be made in the manner set forth above in Section 6 (Disclosure of this Code).

8.

AMENDMENTS

This Code may be amended or changed by the affirmative vote of a majority of a Board or Boards. Any amendment or change must be disclosed by the Trust in the manner prescribed by the SEC. Currently, disclosure of amendments is required to be made in the manner set forth above in Section 6 (Disclosure of this Code), provided that the Trusts are not required to disclose any amendment that is purely technical, administrative, or otherwise non-substantive in nature. Any amendments to this Code will be provided to the Officers.

9.

INTERNAL USE

The Code is intended solely for the internal use by the Trusts and does not constitute an admission, by or on behalf of any Trust, as to any fact, circumstance, or legal conclusion.

History of Amendments

Updated and effective as of May 2022
Approved by the Boards of DFT, DET and the Closed-End Funds: May 19, 2022

Updated and effective as of February 2022
Approved by the Boards of DFT, DET, DSL, DBL and DLY: February 15, 2022

Updated and effective as of February 2020
Approved by the Boards of DFT, DSL, DBL and DLY: November 21, 2019 Last reviewed November 2019

Approved by the DFT Board of Trustees: March 25, 2010
Reviewed and approved by the DFT Board of Trustees: March 19, 2013

Approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: August 24, 2011
Reviewed and approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: March 19, 2013
Approved by the DoubleLine Equity Funds Board of Trustees: March 19, 2013
Approved by the DoubleLine Income Solutions Funds Board of Trustees: March 19, 2013
Reviewed and Approved by the Boards of DFT, DEF, DBL and DSL: February 26, 2015

Appendix A

Persons Covered by this Code of Conduct:
Ronald R. Redell, Principal Executive Officer
Henry V. Chase, Principal Financial Officer